REGISTRATION NO. 333-66431
                                                FILED PURSUANT TO RULE 424(B)(3)

PROSPECTUS

                             3,000,000 COMMON SHARES
                         THE FIRST AMERICAN CORPORATION

Acquisition Consideration                  [THE FIRST AMERICAN CORPORATION LOGO]


o    This prospectus covers up to 3,000,000 of our common shares.

o We may offer these shares from time to time as full or partial consideration for our acquisition of the assets or ownership interests of businesses which primarily provide financial information and services.

o We will negotiate the terms of each acquisition transaction with the owners of the assets or ownership interests being acquired at the time the particular acquisition transaction is undertaken.

Share Price

o We will value the shares issued in a particular acquisition transaction at a price reasonably related to the market value of the shares at one of the following times:

     o When the terms of the particular acquisition transaction are agreed upon.

     o    When the particular acquisition transaction closes.

     o    During the period or periods prior to the delivery of the shares.

An Investment in Our Company Entails Risk

o Before making an investment in our shares, you should consider carefully the "Risk Factors" set forth beginning on page 1.

Our Business

o We are a leading provider of business information and related products and services.

Listing

o The shares offered by this prospectus will be listed for trading on the New York Stock Exchange.

o    The trading symbol for our shares on the New York Stock Exchange is "FAF."

o On December 20, 2000, the closoing price of our shares on the New York Stock Exchange was $29.38.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this prospectus is December 21, 2000.

(outside back cover page)



                               TABLE OF CONTENTS


Where You Can Find More Information; Incorporation by Reference............................     (i)
Risk Factors...............................................................................      1
Special Note of Caution Regarding Forward-Looking Statements...............................      2
The First American Corporation.............................................................      4
Summary Historical Consolidated Financial Data.............................................      5
Selling Shareholders.......................................................................      7
Plan of Distribution.......................................................................      8
Legal Matters..............................................................................      9
Experts....................................................................................     10


                       ------------------------------------


                      WHERE YOU CAN FIND MORE INFORMATION;
                           INCORPORATION BY REFERENCE

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at any of its public reference rooms in the following locations:

                            450 Fifth Street, N.W.
                            Washington, D.C. 20549

                            Seven World Trade Center
                            13th Floor, Suite 1300
                            New York, New York 10048

                            Citicorp Center
                            500 West Madison Street
                            14th Floor, Suite 1400
                            Chicago, Illinois 60661

         You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about our company, including information concerning its financial performance.

(inside cover page continued)

          o Our annual report on form 10-K for the fiscal year ended December 31, 1999.

          o Our quarterly reports on form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

          o Our amended quarterly report on form 10-Q/A for the quarter ended March 31, 2000.

          o Our current reports on form 8-K filed January 18, 2000, February 18, 2000, June 13, 2000, August 3, 2000, on which date two current reports were filed, August 4, 2000 and November 2, 2000.

          o The description of our common shares, $1.00 par value, contained in our registration statement on form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

          o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our common shares, contained in our registration statement on form 8-A, dated November 7, 1997, which registers the rights under
               Section 12(b) of the Exchange Act.

          o Any additional documents that we file with the SEC between the date of this prospectus and the earlier of the following dates:

               o The date on which all of the shares offered by this prospectus are resold by the persons or entities who or which acquire them from us; and

               o The date that is one year after the last date on which shares offered by this prospectus are issued by us.

         This prospectus is part of a registration statement on Form S-4 which we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement, any amendments, and accompanying exhibits and schedules filed with the SEC. You may refer to the registration statement, any amendments, and the exhibits and schedules for more information about us and our common shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the Internet.

         You may obtain a copy of these filings at no cost by writing to us at The First American Corporation, 1 First American Way, Santa Ana, California 92707-5913, Attention: Mark R Arnesen, or by telephoning us at (714) 800-3000. In order to obtain timely delivery, you must submit your request no later than five days prior to the date you make your investment decision.

                                  RISK FACTORS

         In addition to the other information contained in this prospectus, any supplement to this prospectus and the registration statement of which this prospectus is a part, you should carefully consider the following risk factors before investing in our company.

Revenues may decline during periods when the demand for our products decreases

         Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations.

         o When mortgage rates are high.

         o When the mortgage fund supply is limited.

         o When the United States economy is weak.

         We believe that this trend will recur.

Earnings may be reduced if acquisition projections are inaccurate

         Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. The success or failure of each of these acquisitions has depended in large measure upon the accuracy of our projections. Our projections are not always accurate. Inaccurate projections have historically led to lower than expected earnings.

Changes in government regulation could prohibit or limit our operations

         Our title insurance, property and casualty insurance, home warranty, thrift, trust and investment businesses are regulated by various governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may adversely affect our financial performance.

Current legal proceedings may have a material adverse affect on our financial condition or results of operations

         On May 19, 1999, the controller and insurance commissioner of the State of California filed a class action suit in the Sacramento state court. The action seeks to certify as a class of defendants all title and escrow companies doing business in California from 1970 to the present, including certain of our subsidiaries. The plaintiffs allege that the defendants:

          o failed to give unclaimed property to the State of California on a timely basis;

          o charged California home buyers and other escrow customers fees for services that were never performed or which cost less than the amount charged; and

          o devised and carried out schemes, known as earnings credits, with financial institutions to receive interest on escrow funds deposited by defendants with financial institutions in demand deposits.

         In February 2000, we entered into an administrative settlement with the California Department of Insurance, known as the DOI. The DOI released us from any further claim of liability as to our receipt of earnings credits or any alleged overcharges for miscellaneous escrow fee items, such as courier or wire service fees. The DOI further agreed to direct the California attorney general to dismiss the insurance commissioner as a plaintiff from the lawsuit. In the settlement with the DOI, we were directed by the insurance commissioner and agreed to make a contribution to a consumer education fund and accept a new regulation in the form drafted by the DOI, whereby earnings credit programs will be authorized and regulated by the DOI and rate filings will be required for escrow fees. In July 2000, then insurance commissioner Chuck Quackenbush, who had approved the administrative settlement, resigned. The new insurance commissioner has not yet indicated whether he will re-examine the previously agreed upon administrative settlement. We do not believe our settlement will be affected.

         Subsequent to the filing of this lawsuit, our subsidiary First American Title Insurance Company was named and served as a defendant in two private class actions in California courts. The allegations in those actions include some, but not all, of the allegations contained in the lawsuit discussed above. The private class actions independently seek injunctive relief, attorneys' fees, damages and penalties in unspecified amounts. One of the private class actions has been dismissed. The remaining private class action was stayed by court order pending settlement negotiations relating to the class action filed by the California controller and insurance commissioner. The stay was recently lifted.

         An adverse decision in these lawsuits may have a material adverse effect on our financial condition or results of operations.

                        SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus, any applicable supplement to this prospectus and the documents incorporated by reference into this prospectus, may constitute "forward-looking statements" within the meaning of the federal securities laws. The following or similar words are intended to identify forward-looking statements in our documents.

         o   "anticipate"                       o    "forecast"

         o   "believe"                          o    "goal"

         o   "estimate"                         o    "objective"

         o   "expect"                           o    "projection"

          Forward-looking statements are based on our management's expectations regarding our future economic performance and take into account only the information currently available. These statements are not statements of historical fact. Various factors could cause our actual results, performance or financial condition to differ materially from the expectations expressed or implied in any forward-looking statements. Some of these factors are listed below.

          o General volatility of the capital markets and the market price of our shares.

          o Changes in the real estate market, interest rates or the general economy.

          o    Our   ability  to  identify   and   complete   acquisitions   and
               successfully integrate businesses we acquire.

          o    Our ability to employ and retain qualified employees.

          o Changes in government regulations that are applicable to our regulated businesses.

          o    Changes in the demand for our products.

          o    Degree and nature of our competition.

          o    Consolidation among our customers or competitors.

          o The impact of the legal proceedings commenced by the California attorney general and related litigation;

          We qualify all forward-looking statements contained in our documents by these cautionary factors.

                         THE FIRST AMERICAN CORPORATION

          We are a leading provider of business information and related products and services. Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000. You can visit our website at www.firstam.com.

          The following is a list of our three business segments and the products and services which we now offer through our subsidiaries:


       Title Insurance                      Real Estate Information                   Consumer Information
          & Services                              & Services                               & Services


o   aircraft and vessel title         -mortgage information services             -consumer information
    insurance
o   equity loan services              o    credit reporting and  information     o    pre-employment screening
o   lender services                        management                            o    resident screening
o   national/commercial title         o    default management services           o    specialized credit reporting
    insurance                         o    field inspections                     o    sub-prime consumer
o   residential title insurance       o    flood determination and                    information
o   subdivision title insurance            compliance                            o    vehicle information and
o   1031 tax-deferred exchange        o    mortgage document services                 insurance tracking
    services                          o    mortgage origination software
o   title and escrow systems               systems                               -consumer services
                                      o    mortgage servicing software
                                           systems                               o    banking services
                                      o    residential and commercial real       o    consumer credit reports
                                           estate tax reporting                  o    home comparable reports
                                      o    tax valuation services                o    home warranty
                                                                                 o    investment services
                                      -database information services             o    property and casualty insurance
                                                                                 o    trust services
                                      o    appraisal and property
                                           valuation
                                      o    database management services and
                                           document imaging
                                      o    property information and map
                                           image products
                                      o    title plant and document
                                           imaging services


Summary Historical Consolidated Financial Data

         The following table sets forth summary historical consolidated financial and other data for the five years ended December 31, 1999 and for the nine-month periods ended September 30, 1999 and 2000. The summary is qualified in its entirety by reference to the financial statements and other information contained in our annual report on form 10-K for the year ended December 31, 1999 and our quarterly report on form 10-Q for the quarter ended September 30, 2000, each of which is incorporated by reference in this prospectus. All data are in thousands except percentages and per share data.


                                                         Year Ended                                       Nine Months
                                                        December 31                                    Ended September 30
                              -----------------------------------------------------------------    ---------------------------
                                 1995         1996         1997          1998          1999           1999          2000
                                 ----         ----         ----          ----          ----           ----          ----
Income Statement Data:
Revenues:
Operating revenue...........   $1,270,179   $1,621,124   $1,932,905    $2,867,107   $2,936,196      $2,246,526     $2,126,571
Investment and other
  income....................       23,031       33,852       29,096        76,773       51,973          41,250         45,788
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
                                1,293,210    1,654,976    1,962,001     2,943,880    2,988,169       2,287,776      2,172,359
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Expenses:
Salaries and other
   personnel costs..........      452,057      558,933      682,452       945,513    1,034,772         779,824        773,513
Premiums retained by
   agents...................      420,567      518,547      563,137       773,030      871,036         668,746        585,398
Other operating expenses....      274,669      340,988      437,676       633,417      678,856         502,600        511,994
Provision for title losses
   and other claims.........       96,941       90,489       96,805       124,178      116,218          85,549        104,327
Depreciation and
   amortization.............       20,357       29,261       40,025        62,263       77,031          55,574         61,112
Premium Taxes...............       13,627       16,676       17,238        21,335       22,897          17,125         16,318
Interest....................        6,270        5,808       10,291        19,093       17,387          11,822         18,709
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
                                1,284,488    1,560,702    1,847,624     2,578,829    2,818,197       2,121,240      2,071,371
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Income before income taxes,
   minority interest and
   cumulative effect of a
   change in accounting
   principle................        8,722       94,274      114,377       365,051      169,972         166,536        100,988
Income taxes................        3,641       35,884       42,936       128,512       62,300          57,466         39,200
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Income before minority
   interest and cumulative
   effect of a change in
   accounting principle.....        5,081       58,390       71,441       236,539      107,672         109,070         61,788
Minority interest...........        2,147        2,624        3,676        35,012       19,029          18,183         11,355
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Income before cumulative
   effect of a change in
   accounting principle.....        2,934       55,766       67,765       201,527       88,643          90,887         50,433
Cumulative effect of a
   change in accounting
   principle................       -            -            -            -            (55,640)        (55,640)         -
                              ------------ ------------ ------------ ------------- -------------    ------------ -------------
Net Income                       $  2,934     $ 55,766     $ 67,765      $201,527     $ 33,003        $ 35,247       $ 50,433
                              ============ ============ ============ ============= ============     ============ ==============



                                                         Year Ended                                       Nine Months
                                                        December 31                                    Ended September 30
                              -----------------------------------------------------------------    ---------------------------
                                 1995         1996         1997          1998          1999           1999          2000
                                 ----         ----         ----          ----          ----           ----          ----
Earnings per share:
Basic:
Income before cumulative
   effect of a change in
   accounting principle.....        $0.05        $0.98        $1.19         $3.35        $1.37           $1.41          $0.79
Cumulative effect of a
   change in accounting
   principle................          -            -            -            -           (0.86)          (0.86)          -
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Net Income                          $0.05        $0.98        $1.19         $3.35        $0.51           $0.55          $0.79
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------

Diluted:
Income before cumulative
   effect of a change in
   accounting
   principle................        $0.05        $0.98        $1.16         $3.21        $1.34           $1.37          $0.77

Cumulative effect of a
   change in accounting
   principle................          -            -            -            -           (0.84)          (0.84)           -
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------
Net Income..................        $0.05        $0.98        $1.16         $3.21        $0.50           $0.53          $0.77
                              ------------ ------------ ------------ ------------- ------------    ------------ --------------

                                                       At December 31                                  At September 30
                              -----------------------------------------------------------------    ---------------------------
                                     1995         1996         1997          1998         1999            1999           2000
                                     ----         ----         ----          ----         ----            ----           ----
Balance Sheet Data:
Cash and invested assets....     $377,424    $ 398,397    $ 441,679     $ 752,218    $ 734,556       $ 662,161      $ 650,599
Total assets................     $907,252   $1,010,556   $1,220,377    $1,852,731   $2,116,414      $2,116,414     $2,184,499
Notes and contracts
   payable..................     $ 77,430     $ 72,761     $ 51,720      $143,466    $ 196,815       $ 148,350      $ 216,720
Guaranteed preferred
   beneficial interests in
   our junior subordinated
   deferrable interest
   debentures...............          -            -      $ 100,000     $ 100,000    $ 100,000       $ 100,000      $ 100,000
Total stockholders' equity..      338,659    $ 384,931    $ 442,783     $ 762,265    $ 815,991       $ 861,270      $ 837,228

Other Data:
Loss ratio..................         7.6%         5.6%         5.0%          4.3%         4.0%            3.8%           4.9%
Cash dividends per share....        $0.12        $0.14        $0.25         $0.23        $0.24           $0.18          $0.18
Ratio of debt to total
   capitalization(1)........        17.6%        15.2%         8.3%         13.0%        16.4%           12.3%          17.1%


--------------------------------
[FN]

(1) Capitalization includes minority interests and mandatorily redeemable preferred securities of the Company's subsidiary trust.


                              SELLING SHAREHOLDERS

          The following table sets forth, as of the date of this prospectus, the following information.

          o The name of each holder of shares that may currently be sold pursuant to this prospectus.

          o The number of our common shares that each selling shareholder owns as of such date.

          o The number of our common shares owned by each selling shareholder that may be offered for sale from time to time pursuant to this prospectus.

          o The number of our common shares to be held by each selling shareholder assuming the sale of all the shares offered hereby.

          o By footnote, any position or office held or material relationship with The First American Corporation or any of its affiliates within the past three years, other than that of being a shareholder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.


--------------------------------------------------------------------------------------------------------------------
                                                                       Number of Shares
                                                                         to be Offered
                                                                        for the Selling   Shares Owned of Record
                                              Shares Owned of Record     Shareholder's    After Completion of the
                                               Prior to the Offering        Account              Offering
        Name of Selling Shareholder               Number          %                           Number          %

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
   David Kennedy(1)                                 0             0          62,500             0             0
--------------------------------------------------------------------------------------------------------------------
   Ezra Schneier(2)(3)                             100           <1          62,500            100           <1
====================================================================================================================
                  Total:                           100           <1         125,000            100           <1
--------------------------------------------------------------------------------------------------------------------


---------------------

[FN]
(1) Mr. Kennedy is a Vice President of CIC, Inc., a wholly-owned subsidiary.
(2) Mr. Schneier is a Vice President of CIC, Inc., a wholly-owned subsidiary.
(3) Assumes Mr. Schneier will retain ownership of shares owned prior to commencement of the offering of shares under this prospectus.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time during the effectiveness of the registration statement by the selling shareholders. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and price of each sale. The selling shareholders may sell the shares being offered hereby on the New York Stock Exchange, or otherwise. The sale price may be the then prevailing market price or a price related thereto, a price set by formula, which may be subject to change, or a negotiated price. The shares may be sold, without limitation, by one or more of the following means of distribution.

         o A block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

         o Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus.

         o A distribution in accordance with the rules of the New York Stock Exchange.

         o Ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         o   In privately negotiated transactions.

         To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with a hedging transaction, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act may, at the option of the holder thereof, be sold under Rule 144 of the Securities Act rather than pursuant to this prospectus.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders and/or purchasers of the shares offered hereby. Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from, the purchasers of such shares, commissions computed as described above.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus and any supplement available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus and any supplement to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities resulting therefrom. Among these liabilities for which indemnification may be provided are those arising under the Securities Act.

         At the time a particular offer of shares offered pursuant to this prospectus is made, if required, a supplement to this prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

         We have agreed to keep the registration statement of which this prospectus constitutes a part effective in respect of shares issued pursuant thereto until the first to occur of the following dates.

         o The date one year from the date of issuance of such shares.

         o Such date as all of the shares offered by the selling shareholders listed above have been sold.

         We intend to de-register any of the shares not sold by the selling shareholders after such time.

                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus will be passed upon for us by White & Case LLP, Los Angeles, California.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the annual report on form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                      * * *

                     --------------------------------------------

(outside back cover page)

          o We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

          o The delivery of this prospectus shall not, under any circumstances, create an implication that The First American Corporation is operating under the same conditions that it was operating under when this prospectus was written. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

          o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

          o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

                     --------------------------------------------

                                   Prospectus




                            3,000,000 Common Shares




                               [THE FIRST AMERICAN CORPORATION LOGO]




                               THE FIRST AMERICAN
                                  CORPORATION


                            Dated December 21, 2000